Exhibit 99.1
News Release
Visit our web site at: www.streamlinehealth.net

COMPANY CONTACT:	INVESTOR CONTACT:
Robert E. Watson	Joe Diaz, Robert Blum or Joe Dorame
Chief Executive Officer	Lytham Partners, LLC
(513) 794-7100	(602) 889-9700
STREAMLINE HEALTH® SOLUTIONS REPORTS Q1 RESULTS
Cincinnati, Ohio — June 7, 2011 — Streamline Health Solutions, Inc. (Nasdaq: STRM) today announced financial results for the first quarter of fiscal year 2011, ended April 30, 2011.
Highlights for the quarter included:
•	Total revenues increased by 17% as compared to the first quarter of fiscal 2010;
•	Professional services revenues improved by 53% over the prior comparable quarter;
•	Software as a service (SaaS) revenues for the quarter increased 9% over the prior comparable quarter;
•	New bookings for the quarter, excluding maintenance revenue, exceeded $700,000;
•	Backlog at quarter end was $17.7 million.
Revenues for the first quarter totaled $4.1 million, compared to $3.5 million in the prior year first quarter, which benefitted from improved professional services revenues over the prior comparable quarter as a result of progress on implementations of systems and other related services sold in prior quarters. Professional services revenues improved by $348,000 or 53% over the prior comparable period.
Increases in revenues for the first quarter were also aided by increases in recurring revenues from maintenance contracts and SaaS subscriptions. Recurring revenues from maintenance contracts improved by 10% or $192,000 over the prior comparable first quarter. The increase is due to the continued revenue recognition from backlog, and the incremental maintenance revenues from systems sold in prior quarters for which maintenance periods commenced subsequent to the close of the first quarter of 2010. SaaS revenues increased by $75,000 or 9% over the prior comparable quarter due to one large customer subscription sold in fiscal 2010 which reached go-live status.

Total operating expenses for the first quarter of fiscal 2011 were $4.4 million compared with $4.7 million in the comparable prior year quarter. This decrease was the result of decreased capitalized software amortization due to older assets becoming fully amortized subsequent to the end of the first quarter of fiscal 2010. In addition, cost saving measures were implemented to reduce costs and create better efficiency in the organization going forward, that were partially offset by increased stock-based compensation expenses, an increase to the allowance for doubtful accounts, and accrued expenses for annual bonus and severance costs.
As a result, the Company recorded a net loss for the first quarter ended April 30, 2011 of $281,000, or $0.03 per fully diluted share, compared with net loss of $1.2 million, or $0.13 per fully diluted share, for the prior year comparable quarter. Adjusted EBITDA* (a non-GAAP measure) for the quarter ended April 30, 2011 was $630,000, or $0.06 per fully diluted common share (adjusted), compared to ($225,000), or ($0.03) per fully diluted common share (adjusted) in the comparable prior quarter. A reconciliation table is provided below.
New bookings for the first quarter, excluding maintenance services, were in excess of $790,000, primarily consisting of professional services and third-party hardware and software.
Backlog at April 30, 2011 was $17.7 million, compared with $18.6 million at April 30, 2010 and $17.6 million at January 31, 2011. The decrease in current backlog was impacted by the recognition of revenue for SaaS and maintenance contracts that were in the prior backlog totals, and offset by new maintenance contracts from software sold in the quarters subsequent to April 30, 2010 and January 31, 2011.
Robert E. Watson, president and chief executive officer of Streamline Health, commented, “We are pleased with the results of the first quarter of fiscal 2011. With increased revenues and a strong focus on managing operating expenses we were able to substantially reduce our net loss versus the comparable quarter last year, and adjusted EBITDA (a non-GAAP measure) for the quarter was $630,000, or $0.06 per share, compared to ($225,000), or ($0.03) per share in the comparable prior quarter of fiscal 2010. We expect that financial results in the coming quarters will more fully reflect the impact of the expense reductions that we are in the process of implementing. We believe that substantial progress has been made in repositioning the Company for improved financial results in fiscal 2011 and beyond.”
* Non-GAAP Financial Measures
Streamline Health reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). Streamline Health’s management also evaluates and makes operating decisions using various other measures. One such measure is adjusted EBITDA, which is a non-GAAP financial measure. Streamline Health’s management believes that these measures provide useful supplemental information regarding the performance of Streamline Health’s business operations.

Streamline Health defines “adjusted EBITDA” as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, and stock-based compensation expense. A table illustrating this measure is included in this publication.
Conference Call Information
The Company will conduct a conference call and webcast to review the results of the first quarter of fiscal 2011 today, June 7, 2011, at 4:30 p.m. ET.
Interested parties can access the call by dialing (877) 317-6789 or (412) 317-6789, or listen via a live Internet webcast, which can be found at www.streamlinehealth.net. A replay of the call will be available for 30 days by visiting www.streamlinehealth.net or by calling (877) 344-7529 or (412) 317-0088, access code 451358, through June 10, 2011.
About Streamline Health
Streamline Health is a leading provider of document workflow and document management solutions, applications and services that help strategic business partners and healthcare organizations improve operational efficiencies through business process optimization. The Company provides integrated tools and technologies for automating document-intensive environments, including document workflow, document management, e-forms, connectivity, optical character recognition (OCR), and business process integration.
The Company’s workflow-based services offer solutions to inefficient and labor-intensive healthcare business processes throughout the revenue cycle, such as chart coding, abstracting and completion, remote physician referral order processing, pre-admission registration scanning and signature capture, financial screening, perioperative processing, mitigation processing, secondary billing services, explanation of benefits processing, and release of information processing. The Company’s solutions also address the document workflow needs of the Human Resources and Supply Chain Management processes of the healthcare enterprise. All solutions are available through a software as a service (SaaS) model of delivery via the Company’s Remote Hosting Center that better matches customers’ capital or operating budget needs, or via a locally installed software licensing model.
Streamline Health’s solutions create a permanent document-based repository of historical health information that is complementary and can be seamlessly integrated with existing disparate clinical, financial and administrative information systems, providing convenient electronic access to multiple forms of patient information from any location through secure web-based access. These integrated solutions allow providers and administrators to link existing systems with documents, which can dramatically improve the availability of patient information while decreasing direct costs associated with document retrieval, work-in-process, chart processing, document retention, and archiving.
For additional information please visit our website at www.streamlinehealth.net.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995
Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to risks and uncertainties. The forward looking statements contained herein are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements, included herein. These risks and uncertainties include, but are not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, key strategic alliances with vendors that resell the Company products, the ability of the Company to control costs, availability of products produced from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accountings Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry, the markets in which the Company operates and nationally, and the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management‘s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Financial Tables on Following Pages

STREAMLINE HEALTH SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Three Months Ended,
(Unaudited)

	April 30, 2011	April 30, 2010
Revenues:
Systems sales	$131,002	$150,438
Services, maintenance and support	3,083,961	2,543,575
Software as a service(1)	925,059	850,003

Total revenues	4,140,022	3,544,016

Operating expenses:
Cost of systems sales	540,952	737,889
Cost of services, maintenance and support	1,333,871	1,382,210
Cost of software as a service	436,423	457,028
Selling, general and administrative	1,664,661	1,697,577
Product research and development	417,774	470,171

Total operating expenses	4,393,681	4,744,875

Operating loss	(253,659)	(1,200,859)
Other income (expense):
Interest expense	(19,842)	(22,335)
Miscellaneous income (expenses)	(4,955)	51,809

Loss before income taxes	(278,456)	(1,171,385)
Income tax (expense)	(2,315)	(5,000)

Net loss	$(280,771)	$(1,176,385)

Basic and diluted net loss per common share	$(0.03)	$(0.13)

Number of shares used in basic and diluted per common share computation	9,649,508	9,413,367

(1)	Software as a service was previously labeled “Application hosting services”, management determined that “Software as a service” more closely defines the Company’s service offering.

STREAMLINE HEALTH SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	April 30, 2011	January 31, 2011
Assets
Current assets:
Cash and cash equivalents	$481,717	$1,403,949
Accounts receivable, net of allowance for doubtful accounts of $150,000 and $100,000, respectively	1,550,789	2,620,756
Contract receivables	663,375	680,096
Prepaid hardware and third party software for future delivery	55,363	72,259
Prepaid customer maintenance contracts	960,099	794,299
Other prepaid assets	257,464	200,056
Deferred income taxes	167,000	167,000

Total current assets	4,135,807	5,938,415

Property and equipment:
Computer equipment	2,785,062	2,708,819
Computer software	1,988,573	1,947,135
Office furniture, fixtures and equipment	747,867	747,867
Leasehold improvements	639,864	639,864

	6,161,366	6,043,685
Accumulated depreciation and amortization	(4,702,279)	(4,517,860)

	1,459,087	1,525,825

Other assets:
Contract receivables, less current portion	286,239	241,742
Capitalized software development costs, net of accumulated amortization of $13,325,939 and $12,832,347, respectively	7,866,472	7,575,064
Other, including deferred taxes of $711,000, respectively	737,134	734,376

Total other assets	8,889,845	8,551,182

	$14,484,739	$16,015,422

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$591,640	$565,252
Accrued compensation	541,682	1,163,843
Accrued other expenses	247,904	480,422
Capital lease obligation	132,299	183,637
Deferred revenues	4,902,831	5,766,795

Total current liabilities	6,416,356	8,159,949

Long-term liabilities:
Line of credit	1,500,000	1,200,000
Lease incentive liability	57,748	61,034

Total liabilities	7,974,104	9,420,983

Stockholders’ equity:
Convertible redeemable preferred stock, $.01 par value per share, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value per share, 25,000,000 shares authorized, 9,881,517 and 9,856,517 shares issued and outstanding, respectively	98,815	98,565
Additional paid in capital	37,171,959	36,975,242
Accumulated deficit	(30,760,139)	(30,479,368)

Total stockholders’ equity	6,510,635	6,594,439

	$14,484,739	$16,015,422

STREAMLINE HEALTH SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Three Months Ended,
(Unaudited)

	April 30, 2011	April 30, 2010
Operating activities:
Net loss	$(280,771)	$(1,176,385)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	691,345	837,019
Loss on disposal of fixed asset	26,666	—
Stock-based compensation expense	196,967	87,446
Change in assets and liabilities:
Accounts, contract and installment receivables	1,042,191	1,222,930
Other assets	(209,070)	(127,979)
Accounts payable	26,388	(283,538)
Accrued expenses	(857,965)	(53,208)
Deferred revenues	(863,964)	(504,687)

Net cash (used in) provided by operating activities	(228,213)	1,598

Investing activities:
Purchases of property and equipment	(157,681)	(153,407)
Capitalization of software development costs	(785,000)	(696,000)
Other	—	(34,344)

Net cash used in investing activities	(942,681)	(883,751)

Financing activities:
Net change under revolving credit facility	300,000	800,000
Proceeds from exercise of stock options and stock purchase plan	—	83,041
Payments on capital lease obligation	(51,338)	—

Net cash provided by financing activities	248,662	883,041

(Decrease) Increase in cash and cash equivalents	(922,232)	888
Cash and cash equivalents at beginning of period	1,403,949	1,025,173

Cash and cash equivalents at end of period	$481,717	$1,026,061

Supplemental cash flow disclosures:
Interest paid	$16,841	$13,276

Income taxes paid	$11,897	$8,994

STREAMLINE HEALTH SOLUTIONS, INC.
Backlog
(Unaudited)
Table A
Backlog (in thousands)

	April 30, 2011	January 31, 2011	April 30, 2010
Streamline Health Software Licenses	$82,000	$121,000	$188,000
Custom Software	29,000	42,000	107,000
Hardware and Third Party Software	107,000	66,000	145,000
Professional Services	4,729,000	4,629,000	3,800,000
Software as a service	6,550,000	7,362,000	9,310,000
Recurring Maintenance	6,199,000	5,384,000	5,078,000

Total	$17,696,000	$17,604,000	$18,628,000

STREAMLINE HEALTH SOLUTIONS, INC.
Bookings
(Unaudited)
Table B
New bookings (a)

	Three Months Ended
	April 30, 2011
	Value	% of Total Bookings
Streamline Health Software licenses	$—	0%
Software as a service	25,000	3%
Professional services	571,000	72%
Hardware & third party software	195,000	25%

Total bookings	$791,000	100%

(a)	Bookings are the aggregate of signed contracts and/or completed customer purchase orders approved and accepted by the Company as binding commitments to purchase its products and/or services. New bookings do not include maintenance services as these tend to be recurring in nature on an annual or more frequent basis.

STREAMLINE HEALTH SOLUTIONS, INC.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
Table C
This press release contains a non-GAAP financial measure under the rules of the U.S. Securities and Exchange Commission for adjusted EBITDA. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget. Non-GAAP financial measures are used by Streamline Health’s management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, the Company believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. The Company’s management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.
Reconciliation of net earnings(loss) to non-GAAP adjusted EBITDA (in thousands)

	Three Months Ended,
	April 30, 2011	April 30, 2010
Adjusted EBITDA Reconciliation
Net earnings (loss)	$(281)	$(1,176)
Interest expense	20	22
Tax expenses	2	5
Depreciation and other amortization	198	222
Amortization of capitalized software development costs	494	615

EBITDA	433	(312)

Stock-based compensation expense	197	87

Adjusted EBITDA	$630	$(225)

Adjusted EBITDA per diluted share
Earnings (loss) per share — diluted	$(0.03)	$(0.13)
Interest expense (1)	0.00	0.00
Tax expenses (1)	0.00	0.00
Depreciation and other amortization (1)	0.02	0.02
Amortization of capitalized software development costs (1)	0.05	0.07
Stock-based compensation expense (1)	0.02	0.01

Adjusted EBITDA per adjusted diluted share	$0.06	$(0.03)

Diluted weighted average shares	9,649,508	9,413,367
Includable incremental shares — adjusted EBITDA (2)	8,108	—

Adjusted diluted shares	$9,657,616	$9,413,367

(1)	Per adjusted diluted weighted average shares

(2)	The number of incremental shares that would be dilutive under profit assumption, only applicable under a GAAP net loss. If GAAP profit is earned in the current period, no additional incremental shares are assumed. If negative adjusted EBITDA is incurred, no additional incremental shares are assumed for adjusted diluted shares.